As filed with the Securities and Exchange Commission on June 6, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Braze, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		45-2505271
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
63 Madison Building, 28 East 28th Street, Floor 12 New York, New York 10016 (609) 964-0585

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William Magnuson Chief Executive Officer Braze, Inc. 63 Madison Building, 28 East 28th Street, Floor 12 New York, New York 10016

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Nicole Brookshire Paul Scrivano John Runne Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000		Isabelle Winkles Chief Financial Officer Braze, Inc. 63 Madison Building, 28 East 28th Street, Floor 12 New York, New York 10016 (609) 964-0585

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

3,907,666 shares

Braze, Inc.

CLASS A COMMON STOCK

This prospectus covers the resale from time to time of up to 3,907,666 shares of Class A common stock of Braze, Inc., par value $0.0001 per share (“Class A common stock”), held by the selling stockholders identified in this prospectus. We are not selling any of shares of our Class A common stock pursuant to this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders.

The selling stockholders may sell shares of our Class A common stock directly or alternatively through underwriters, broker-dealers or agents they select and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders or purchasers of the stock will be responsible for underwriting discounts or commissions and broker-dealers’ or agents’ commissions. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. For more information regarding the sales of shares by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution”.

Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BRZE.” The last reported closing sale price of our Class A common stock on June 5, 2025 was $36.10 per share.

Investing in shares of our Class A common stock involves certain risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the shares of our Class A common stock, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2025

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or the selling stockholders or to which we have referred you. Neither we nor the selling stockholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any free writing prospectus or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise indicates, references in this prospectus to the terms “Braze,” “the Company,” “we,” “our,” and “us” refer to Braze, Inc. and its subsidiaries.

table of contents

Page

The Company	1
Where You Can Find More Information	2
Special Note On Forward-Looking Statements	3
Risk Factors	5
Use of Proceeds	6
Selling Stockholders	7
Description of Capital Stock	10
Plan of Distribution	14
Validity of Securities	17
Experts	18

i

The Company

Braze is a leading customer engagement platform that empowers brands to Be Absolutely Engaging. Our platform empowers brands to listen to their customers better, understand them more deeply, and act on that understanding in a way that is human and personal. Using our platform, brands ingest and process customer data in real time, orchestrate and optimize contextually relevant, marketing campaigns across multiple channels. Our platform is designed so that interactions between brands and consumers have the same relevance and cross-channel continuity as human interactions. As of April 30, 2025, 2,342 customers around the world trusted Braze to power their cross-channel customer engagement strategies. As of April 30, 2025, our platform enabled interactions with 7.2 billion monthly active users via our customers’ apps, websites, and other digital interfaces, up from 6.5 billion as of April 30, 2024.

Our principal executive offices are located at 63 Madison Building, 28 East 28th Street, Floor 12, New York, New York 10016, and our telephone number is (609) 964-0585. We maintain a website at www.braze.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC. Pursuant to this prospectus, the selling stockholders may, from time to time, offer and/or sell our Class A common stock in one or more offerings or resales. This prospectus provides a description of the Class A common stock that the selling stockholders may offer. Before making an investment in our Class A common stock, you should read this prospectus and, if applicable, any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)   our Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on March 31, 2025;

(b)   the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2025, from our Definitive Proxy Statement on Schedule 14A relating to our 2025 Annual Meeting of Stockholders, filed with the SEC on May 15, 2025;

(c)   our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025, filed with the SEC on June 6, 2025;

(d)   our Current Reports on Form 8-K filed with the SEC on February 3, 2025, March 27, 2025 and June 5, 2025 (in each case, other than any portions thereof deemed furnished and not filed);

(e)   the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-41065), filed with the SEC on November 12, 2021, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning the office of Investor Relations, Braze, Inc. at 63 Madison Building, 28 East 28th Street, Floor 12, New York, New York 10016 or by phone at (609) 964-0585.

Special Note On Forward-Looking Statements

This prospectus, and the documents incorporated by reference herein, contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the anticipated effects of unstable market and economic conditions that may have serious adverse consequences on our business, financial condition and share price;

•	our expectations regarding our revenue and the timing of revenue recognition under our customer contracts, expenses and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase usage of our platform and upsell and cross-sell additional products;

•	our ability to achieve or sustain our profitability;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	the costs and success of our marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our growth strategies for our platform and our ability to effectively manage our growth, including any international expansion;

•	the estimated addressable market opportunity for our platform;

•	our ability to protect and enforce our intellectual property rights and any costs associated therewith;

•	the anticipated impact of domestic and global socioeconomic events on our business;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the size and growth rates of the markets in which we compete; and

•	the anticipated benefits or effects of any completed or future acquisitions or international expansion.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this report. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they were made and are inherently uncertain. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.

The forward-looking statements made in this prospectus, and the documents incorporated by reference herein, relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Risk Factors

An investment in our Class A common stock involves risks. You should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended January 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, each under the heading “Risk Factors,” as updated by our subsequent filings under the Exchange Act, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.

Use of Proceeds

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Selling Stockholders

On March 26, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) among OfferFit, Inc., a Delaware corporation (“OfferFit”), Enzyme Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of ours, Enzyme Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of ours, and WT Representative LLC, a Delaware limited liability company, solely in its capacity as Sellers’ (as defined in the Merger Agreement) representative. Under the Merger Agreement, we agreed, subject to customary closing conditions, to acquire all of the Sellers’ equity interests in OfferFit in consideration for a combination of cash and 3,907,666 shares of Braze Class A common stock. The shares of Braze Class A common stock registered hereunder were issued to the Sellers at the closing of the acquisition on June 2, 2025.

The selling stockholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our Class A common stock set forth below pursuant to this prospectus. See “Plan of Distribution.”

The table below sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of our Class A common stock that each selling stockholder may offer pursuant to this prospectus.

We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time. The registration of the Class A common stock does not necessarily mean that the selling stockholders will sell all or any of the Class A common stock they own pursuant to this prospectus.

Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

	Common Stock Beneficially Owned Prior to this Offering			Common Stock Beneficially Owned After this Offering(1)
Name of Beneficial Owner(2)		Percentage of Class Beneficially Owned(3)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned
Victor Kostyuk	336,395	*	336,395	—	*
Dowitcher LLC(4)	278,121	*	278,121	—	*
Avocet LLC(5)	278,121	*	278,121	—	*
Bittern LLC(6)	278,121	*	278,121	—	*
Cuckoo LLC(7)	278,120	*	278,120	—	*
George Khachatryan	273,816	*	273,816	—	*
Lindinhos LLC(8)	271,168	*	271,168	—	*
Hedgehog Dash LLC(9)	271,168	*	271,168	—	*
Casal Soeiro No Stress LLC(10)	271,168	*	271,168	—	*
Confocal Homology LLC(11)	271,168	*	271,168	—	*
Entities affiliated with MSOP GP III, L.L.C.(12)	253,652	*	253,652	—	*
Other selling stockholders(13)	846,648	*	846,648	—	*

*	Represents less than 1%.

(1)	Assumes that each selling stockholder will resell all of the shares of our Class A common stock offered hereunder.

(2)	The selling stockholders beneficially own an aggregate of 3,907,666 shares of our Class A common stock, which represent, in the aggregate, 4.0% of our outstanding shares of our Class A common stock.

(3)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 97,998,412 shares of our Class A common stock outstanding as of June 3, 2025.

(4)	Victor Kostyuk is the manager of Dowitcher LLC and may deemed to have voting and dispositive power over any shares owned by Dowitcher LLC. The address for Dowitcher LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Kostyuk was a director and officer of OfferFit.

(5)	Victor Kostyuk is the manager of Avocet LLC and may deemed to have voting and dispositive power over any shares owned by Avocet LLC. The address for Avocet LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Kostyuk was a director and officer of OfferFit.

(6)	Victor Kostyuk is the manager of Bittern LLC and may deemed to have voting and dispositive power over any shares owned by Bittern LLC. The address for Bittern LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Kostyuk was a director and officer of OfferFit.

(7)	Victor Kostyuk is the manager of Cuckoo LLC and may deemed to have voting and dispositive power over any shares owned by Cuckoo LLC. The address for Cuckoo LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Kostyuk was a director and officer of OfferFit.

(8)	George Khachatryan is the manager of Lindinhos LLC and may deemed to have voting and dispositive power over any shares owned by Lindinhos LLC. The address for Lindinhos LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Khachatryan was a director and officer of OfferFit.

(9)	George Khachatryan is the manager of Hedgehog Dash LLC and may deemed to have voting and dispositive power over any shares owned by Hedgehog Dash LLC. The address for Hedgehog Dash LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Khachatryan was a director and officer of OfferFit.

(10)	George Khachatryan is the manager of Casal Soeiro No Stress LLC and may deemed to have voting and dispositive power over any shares owned by Casal Soeiro No Stress LLC. The address for Casal Soeiro No Stress LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Khachatryan was a director and officer of OfferFit.

(11)	George Khachatryan is the manager of Confocal Homology LLC and may deemed to have voting and dispositive power over any shares owned by Confocal Homology LLC. The address for Confocal Homology LLC is 300 Bellevue Parkway, Suite 300, Wilmington, DE 19809. Prior to the closing of the transactions contemplated under the Merger Agreement, Mr. Khachatryan was a director and officer of OfferFit.

(12)	Represents (i) 248,325 shares held directly by Menlo Inflection III, L.P., (ii) 2,790 shares held by Menlo CxO Fund Inflection III, L.P. and (iii) 2,537 shares held directly by Menlo Entrepreneurs Fund Inflection III, L.P. MSOP GP III, L.L.C., is the general partner of each of Menlo Inflection III, L.P., Menlo CxO Fund Inflection III, L.P. and Menlo Entrepreneurs Fund Inflection III, L.P. Voting and dispositive decisions with respect to the shares held by such entities are made collectively by Matt Murphy, Venky Ganesan and Shawn Carolan, the managing members of MSOP GP III, L.L.C. The principal business address of each of the foregoing entities is c/o Menlo Ventures, 1300 El Camino Real, Suite 150, Menlo Park, CA 94025. Prior to the closing of the transactions contemplated under the Merger Agreement, Jean-Paul Sanday, partner at Menlo Ventures, was a director of OfferFit.

(13)	Pursuant to SEC guidance, information with respect to other stockholders that collectively own less than 1% of the outstanding shares of Class A common stock has been omitted.

Description of Capital Stock

The following description of our capital stock is based upon our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

Our Certificate of Incorporation provides that we may issue up to 2,120,000,000 shares, all with a par value of $0.0001 per share, of which 2,000,000,000 are designated Class A common stock, 110,000,000 shares are designated Class B common stock and 10,000,000 shares are designated preferred stock.

Voting Rights

The Class A common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Holders of our Class B common stock are entitled to ten votes per share on any matter submitted to our stockholders. Holders of shares of Class B common stock and Class A common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law.

Under Delaware law, holders of our Class A common stock or Class B common stock would be entitled to vote as a separate class if a proposed amendment to our Certificate of Incorporation would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. As a result, in these limited instances, the holders of a majority of the Class A common stock could defeat any amendment to our Certificate of Incorporation. For example, if a proposed amendment to our Certificate of Incorporation provided for the Class A common stock to rank junior to the Class B common stock with respect to (1) any dividend or distribution, (2) the distribution of proceeds were we to be acquired or (3) any other right, Delaware law would require the vote of the Class A common stock as a separate class. In this instance, the holders of a majority of Class A common stock could defeat that amendment to our Certificate of Incorporation.

Our Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Economic Rights

Except as otherwise expressly provided in our Certificate of Incorporation or required by applicable law, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects for all matters, including those described below.

Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class, voting separately as a class.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock would be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class, voting separately as a class.

Change of Control Transactions. The holders of Class A common stock and Class B common stock would be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class, voting separately as a class, on (a) the completion of the sale, transfer or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity, or (c) the completion of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of Class A or Class B common stock in connection with any such assets sale, merger, reorganization, consolidation or share transfer under any employment, consulting, severance or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same proportion and manner.

No Preemptive or Similar Rights

Our Class A common stock and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. On any transfer of shares of Class B common stock, whether or not for value, each such transferred share will automatically convert into one share of Class A common stock, except for certain transfers summarized below and further described in our Certificate of Incorporation, so long as the transferring holder continues to hold sole voting and dispositive power with respect to the shares transferred.

Additionally, any holder’s shares of Class B common stock will convert automatically into shares of Class A common stock, on a one-to-one basis, upon the following: (1) the death of a Class B common stockholder who is a natural person, (2) the last trading day of the fiscal quarter immediately following the fifth anniversary of our initial public offering, (3) the date specified by affirmative vote of the holders of a majority of the outstanding shares of Class B common stock and (4) the last trading day of the fiscal quarter during which the then outstanding shares of Class B common stock first represent less than 10% of the aggregate number of shares of the then outstanding Class A common stock and Class B common stock, in the aggregate.

Once transferred and converted into Class A common stock, the Class B common stock may not be reissued.

Permitted Transfers of Class B Common Stock

The following types of transfers of Class B common stock will not trigger an automatic conversion to Class A common stock: (1) a transfer by a “qualified stockholder,” defined as the recordholder of a share of Class B common stock or a permitted transferee thereof, who is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her family members), to the trustee of a qualifying trust of such qualified stockholder or to such qualified stockholder in his or her individual capacity or as a trustee of a qualifying trust of such qualified stockholder; (2) a transfer by the trustee of a qualifying trust of a qualified stockholder, to such qualified stockholder, the trustee of any other qualifying trust of such qualified stockholder or a “permitted entity,” defined as any entity in which the qualified stockholder has sole dispositive and exclusive voting power with respect to all shares of Class B common stock held by such entity; (3) a transfer by a qualified stockholder to any permitted entity of such qualified stockholder; or (4) a transfer by a permitted entity of a qualified stockholder to such qualified stockholder or any other permitted entity or the trustee of a qualifying trust of such qualified stockholder.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of Class A and Class B common stock will be able to elect all of our directors. Our Certificate of Incorporation and Bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which all shares of common stock convert into a single class, by written consent. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, our chief executive officer or our lead independent director. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Our Certificate of Incorporation further provides for a dual-class common stock structure, which provides our current investors, officers and employees with control over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

In accordance with our Certificate of Incorporation, our board of directors is divided into three classes with staggered three-year terms.

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions, including the dual-class structure of our common stock, are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative claim or cause of action brought on our behalf; (2) any claim or cause of action asserting a breach of fiduciary duty; (3) any claim or cause of action against us arising under the Delaware General Corporation Law; (4) any claim or cause of action arising under or seeking to interpret our Certificate of Incorporation or our Bylaws; or (5) any claim or cause of action against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act.

In addition, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit, and may be enforced by, us, our officers and directors, the underwriters to any offering giving rise to such complaint and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying such offering.

Limitations of Liability and Indemnification

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (4) any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exchange Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BRZE.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, 23rd Floor, New York, New York 10043, and its telephone number is 800-468-9716.

Plan of Distribution

The selling stockholders may from time to time offer some or all of the shares of Class A common stock registered pursuant to this prospectus (the “Registered Shares”). The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Registered Shares, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Registered Shares. We will not receive any proceeds from the sale of our shares of Class A common stock covered hereby.

During the Lock-Up Period (as defined below), the selling stockholders may not, directly or indirectly, subject to certain exceptions, (i) sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any Registered Shares; (ii) enter into any contract, option or other arrangement with respect to any transactions described in the preceding clause (i); or (iii) enter into any swap, hedge, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registered Shares, without our prior written consent; provided, that, the selling stockholders may, without our consent, transfer (i) up to an aggregate 50% of their Registered Shares after six months, (ii) up to an aggregate 75% of their Registered Shares after nine months and (iii) up to an aggregate 100% of their Registered Shares after twelve months; provided, further, that notwithstanding anything to the contrary contained in the foregoing, and in lieu thereof, to the extent the selling stockholders owned preferred stock in OfferFit immediately prior to the consummation of the acquisition of OfferFit and are not officers, directors, employees or individual independent contractors engaged by OfferFit (the “Investors”), such selling stockholders may, without our consent, transfer (i) up to an aggregate 25% of their Registered Shares after one week; (ii) up to an aggregate 50% of their Registered Shares after two weeks; (iii) up to an aggregate 75% of their Registered Shares after three weeks and (iv) up to an aggregate 100% of their Registered Shares after four weeks. “Lock-Up Period” means the twelve-month period following the date of closing of our acquisition of OfferFit with respect to the selling stockholders; provided, that, “Lock-Up Period” shall instead mean the four-week period following the date of closing of our acquisition of OfferFit with respect to the Investors.

Upon the expiration or waiver by us of the lock-up arrangement described in the preceding paragraphs, the selling stockholders may sell the Registered Shares covered by this prospectus from time to time. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	sales in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

The selling stockholders may also resell all or a portion of their Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations. In addition, the selling stockholders may distribute all or a portion of their Registered Shares through in-kind distributions to their members, partners, stockholders or equity holders.

To the extent necessary, the specific terms of the offering of Registered Shares, including the specific Registered Shares to be sold, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Registered Shares from the selling stockholders at the public offering price listed in the applicable prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Registered Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Registered Shares covered hereby, the selling stockholders and any underwriter, broker-dealer or agent, any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. If any selling stockholder is an “underwriter” under the Securities Act, it must deliver this prospectus in the manner required by the Securities Act. This delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or its affiliates in the ordinary course of business.

In order to comply with applicable securities laws of some states or countries, the Registered Shares may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Registered Shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. Any Registered Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Registered Shares under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Registered Shares offered under this prospectus. As a result, the price of the Registered Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, the Nasdaq Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

Validity of Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements of Braze, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2025, and the effectiveness of Braze, Inc. internal control over financial reporting as of January 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Braze, Inc. did not maintain effective internal control over financial reporting as of January 31, 2025, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts shown are estimates other than the SEC registration fee.

Amount to Be Paid
SEC Registration Fee	$21,812.69
Legal fees and expenses (including Blue Sky fees)	$25,000
Accounting fees and expenses	$10,000
Miscellaneous	$5,000
TOTAL	$61,812.69

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Certificate of Incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our Bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of Braze, Inc. or any of its subsidiaries, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of Braze, Inc. At present, there is no pending litigation or proceeding involving a director or executive officer of Braze, Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in her capacity as such.

Item 16. Exhibits and Financial Statement Schedules

(a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Braze, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 23, 2021).

3.2	Amended and Restated Bylaws of Braze, Inc. (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed with the SEC on December 10, 2024).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement (Amendment No. 1) on Form S-1/A (Registration No. 333-260428) filed with the SEC on November 8, 2021).

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

107	Filing Fee Table

* To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of shares of Class A common stock.

Item 17. Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 6, 2025.

BRAZE, INC.

By:	/s/ William Magnuson
Name: William Magnuson
Title: President & Chief Executive Officer

Each person whose signature appears below constitutes and appoints William Magnuson, Isabelle Winkles, and Susan Wiseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ William Magnuson	President & Chief Executive Officer (Principal Executive Officer)	June 6, 2025
William Magnuson

/s/ Isabelle Winkles	Chief Financial Officer (Principal Financial Officer)	June 6, 2025
Isabelle Winkles

/s/ Pankaj Malik	Chief Accounting Officer (Principal Accounting Officer)	June 6, 2025
Pankaj Malik

/s/ Neeraj Agrawal	Director	June 6, 2025
Neeraj Agrawal

/s/ Phillip M. Fernandez	Director	June 6, 2025
Phillip M. Fernandez

/s/ Fernando Machado	Director	June 6, 2025
Fernando Machado

/s/ Tara Levy	Director	June 6, 2025
Tara Levy

/s/ David Obstler	Director	June 6, 2025
David Obstler

/s/ Yvonne Wassenaar	Director	June 6, 2025
Yvonne Wassenaar